GCM Grosvenor Reports Fourth Quarter and Full Year 2022 with Private Markets Management Fees Increasing 12% From 2021. Full Year Fundraising of $7.8 Billion and $1.5 billion Raised in Fourth Quarter. Firm Launches Sponsor Solutions with Elevate Strategy.

CHICAGO, February 14, 2023 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported results for the fourth quarter and full year ended December 31, 2022.
“Against a tough backdrop we are pleased to have added value for clients and shareholders.” said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “Our private markets strategies continue to grow at solid rates and the opportunity set for our platform remains strong.”
Assets Under Management
•Fee-Paying Assets Under Management (“FPAUM”) remained relatively flat from December 31, 2021 (the “prior year”) at $58.9 billion as of December 31, 2022
◦Private Markets FPAUM increased 11% from the prior year to $36.9 billion as of December 31, 2022
◦Absolute Return Strategies FPAUM decreased 14% from the prior year to $22.0 billion as of December 31, 2022
•Contracted Not Yet FPAUM decreased 1% from the prior year to $7.6 billion as of December 31, 2022
•Assets Under Management ("AUM") increased 2% from the prior year to $73.7 billion as of December 31, 2022
Revenue1 and Fee-Related Revenue
•Revenue decreased 16% from the year ended December 31, 2021 (the "prior year") to $446.5 million largely due to decreased incentive fees
•Fee-Related Revenue increased 4% from the prior year to $360.5 million
◦Private Markets Management Fees increased 12% from the prior year to $197.3 million
◦Absolute Return Strategies Management Fees decreased 4% from the prior year to $159.1 million
Net Income and Adjusted Net Income
•GAAP Net Income Attributable to GCM Grosvenor Inc. decreased 8% from the prior year to $19.8 million largely due to a decrease in incentive fees of 57% from the prior year
•Adjusted Net Income decreased 21% from the prior year to $94.4 million largely due to a decrease in incentive fees of 57% from the prior year
Fee-Related Earnings
•Fee-Related Earnings increased 7% from the prior year to $128.5 million
1 Includes fund reimbursement revenue of $10.8 million and $10.4 million for the years ended December 31, 2022 and December 31, 2021, respectively.

Adjusted EBITDA
•Adjusted EBITDA decreased 17% from the prior year to $149.3 million, largely due to a decrease in incentive fees of 57% from the prior year
Incentive Fees
•GCM Grosvenor's share of unrealized carried interest totaled $367.7 million of net asset value as of December 31, 2022, an increase of 11% over the prior year
•Run-rate annual performance fees2 were $29.6 million as of December 31, 2022
Dividend
•GCM Grosvenor's Board of Directors approved a $0.11 per share dividend payable on March 15, 2023 to shareholders on record March 1, 2023
Share Repurchase Plan
•GCM Grosvenor repurchased $5.9 million and $32.8 million of Class A common stock during the fourth quarter and year, respectively
•$45.5 million remained in GCM Grosvenor's approved share and warrant repurchase plan as of December 31, 2022
Additional Information
GCM Grosvenor also issued a detailed presentation of its results and a presentation containing supplemental financial data, both of which are available on GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events.
Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public-shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register.
The call can also be accessed by dialing (888) 394-8218 / (646) 828-8193 and using the passcode: 3020076.
About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $74 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform.
GCM Grosvenor’s experienced team of approximately 530 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, and Seoul. For more information, visit: www.gcmgrosvenor.com.
2 Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business and the expected benefits of our share repurchase plan. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 25, 2022 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Share Repurchase Plan Authorization
In November 2022, GCM Grosvenor's Board of Directors increased the firm's existing share repurchase plan authorization by $25 million, from $65 million to $90 million. The share repurchase plan may be used to repurchase outstanding Class A common stock and warrants in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity-based awards granted under the company's 2020 Incentive Award Plan (and any successor equity plan thereto). The company is not obligated under the terms of the plan to repurchase any of its Class A common stock or warrants, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the company at any time without prior notice. Any outstanding shares of Class A common stock and any warrants repurchased as part of this plan will be canceled.
Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain non-GAAP financial measures, including fee-related revenue, fee-related earnings, adjusted pre-tax income, adjusted net income, adjusted EBITDA and net incentive fees attributable to GCM Grosvenor. These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered as an alternative to revenue, net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included in below.

GCM Grosvenor believes that these non-GAAP measures of financial results provide useful supplemental information to investors about GCM Grosvenor. GCM Grosvenor’s management uses these non-GAAP measures to evaluate GCM’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore GCM Grosvenor’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to Grosvenor Capital Management Holdings, LLLP ("GCMH"), excluding (b) provision (benefit) for income taxes, (c) changes in fair value of derivatives and warrant liabilities, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, including cash-settled equity awards (as we view the cash settlement as a separate capital transaction), (g) unrealized investment income, (h) changes in tax receivable agreement liability and (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. Adjusted Net Income reflects a corporate and blended statutory effective tax rate of 24.2% applied to Adjusted Pre-Tax Income for the year ended December 31, 2022 and of 24.5% for the year ended December 31, 2021. The rate was adjusted from 25.0% to 24.5% in Q4 2021 and from 24.5% to 24.2% in Q4 2022. The 24.2% and 24.5% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.2% and 3.5%, respectively.
Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt.
We believe Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA are useful to investors because they provide additional insight into the operating profitability of our core business across reporting periods. These measures (1) present a view of the economics of the underlying business as if GCMH Equityholders converted their interests to shares of Class A common stock and (2) adjust for certain non-cash and other activity in order to provide more comparable results of the core business across reporting periods. These measures are used by management in budgeting, forecasting and evaluating operating results.
Fee-related earnings ("FRE") is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business.
Fee-Related Revenue ("FRR") is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees and (b) fund reimbursement revenue. We believe FRR is useful to investors because it provides additional insight into our relatively stable management fee base separate from incentive fee revenues, which tend to have greater variability.
Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Net incentive fees provide investors useful information regarding the amount that such fees contribute to the Company’s earnings and are used by management in making compensation and capital allocation decisions.
Fee-Paying Assets Under Management (“FPAUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value.
Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.
Contracted, not yet fee-paying AUM (“CNYFPAUM”) represents limited partner commitments which are expected to be invested and begin charging fees over the ensuing five years.

GAAP Statements of Income

	Three Months Ended		Year Ended
(in thousands)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Revenues
Management fees	$91,587	$95,201	$367,242	$351,216
Incentive fees	7,203	94,234	75,167	173,853
Other operating income	1,038	1,160	4,121	6,523
Total operating revenues	99,828	190,595	446,530	531,592
Expenses
Employee compensation and benefits	63,475	101,783	277,311	333,837
General, administrative and other	22,574	22,037	88,907	88,351
Total operating expenses	86,049	123,820	366,218	422,188
Operating income	13,779	66,775	80,312	109,404
Investment income	2,721	12,256	10,108	52,495
Interest expense	(6,642)	(5,598)	(23,314)	(20,084)
Other income	1,348	1,009	1,436	3,394
Change in fair value of warrant liabilities	2,679	10,084	20,551	7,853
Net other income	106	17,751	8,781	43,658
Income before income taxes	13,885	84,526	89,093	153,062
Provision for income taxes	2,478	7,002	9,611	10,993
Net income	11,407	77,524	79,482	142,069
Less: Net income attributable to redeemable noncontrolling interest	—	—	—	19,827
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(576)	6,473	6,823	36,912
Less: Net income attributable to noncontrolling interests in GCMH	7,593	56,828	52,839	63,848
Net income attributable to GCM Grosvenor Inc.	$4,390	$14,223	$19,820	$21,482

Reconciliation of Non-GAAP Metrics

	Three Months Ended		Year Ended
(in thousands)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Net Incentive Fees Attributable to GCM Grosvenor
Incentive fees
Performance fees	$299	$42,627	$2,623	$51,947
Carried interest	6,904	51,607	72,544	121,906
Less incentive fees contractually owed to others:
Cash carried interest compensation	(4,080)	(26,609)	(41,920)	(67,773)
Non-cash carried interest compensation	(37)	22	52	(1,306)
Carried interest attributable to redeemable noncontrolling interest holder	—	—	—	(8,059)
Carried interest attributable to other noncontrolling interest holders	(1,263)	(3,126)	(8,411)	(13,245)
Firm share of incentive fees[1]	1,823	64,521	24,888	83,470
Less: Cash-based incentive fee related compensation	(821)	(21,921)	(11,001)	(28,002)
Net incentive fees attributable to GCM Grosvenor	$1,002	$42,600	$13,887	$55,468

1 Firm share represents net of contractual obligations but before discretionary cash based incentive compensation.

Reconciliation of Non-GAAP Metrics (cont'd)

	Three Months Ended		Year Ended
(in thousands)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021

Adjusted Pre-Tax Income & Adjusted Net Income
Net income attributable to GCM Grosvenor Inc.	$4,390	$14,223	$19,820	$21,482
Plus:
Net income attributable to noncontrolling interests in GCMH	7,593	56,828	52,839	63,848
Provision for income taxes	2,478	7,002	9,611	10,993
Change in fair value of derivatives	—	—	—	(1,934)
Change in fair value of warrant liabilities	(2,679)	(10,084)	(20,551)	(7,853)
Amortization expense	579	583	2,316	2,332
Severance	445	1,128	1,647	3,110
Transaction expenses[1]	1	600	2,051	7,827
Loss on extinguishment of debt	—	—	—	675
Changes in tax receivable agreement liability and other	(536)	(557)	(241)	(1,372)
Partnership interest-based compensation	10,340	6,713	31,811	27,671
Equity-based compensation	9,530	5,672	30,721	44,190
Other non-cash compensation	179	596	1,336	3,300
Less:
Unrealized investment income, net of controlling interests	(3,711)	(8,097)	(6,919)	(15,604)
Non-cash carried interest compensation	(37)	22	52	(1,306)
Adjusted pre-tax income	28,572	74,629	124,493	157,359
Less:
Adjusted income taxes[2]	(6,626)	(17,871)	(30,127)	(38,553)
Adjusted net income	21,946	56,758	94,366	118,806

Adjusted EBITDA
Adjusted net income	21,946	56,758	94,366	118,806
Plus:
Adjusted income taxes[2]	6,626	17,871	30,127	38,553
Depreciation expense	364	400	1,540	1,688
Interest expense	6,642	5,598	23,314	20,084
Adjusted EBITDA	$35,578	$80,627	$149,347	$179,131

1 Represents 2022 expenses related to contemplated corporate transactions and 2021 expenses related to a debt offering, other contemplated corporate transactions, and other public company transition expenses.
2    Reflects a corporate and blended statutory effective tax rate of 24.2% applied to Adjusted Pre-Tax Income for the year ended December 31, 2022 and of 24.5% for the year ended December 31, 2021. The rate was adjusted from 25.0% to 24.5% in Q4 2021 and from 24.5% to 24.2% in Q4 2022. The 24.2% and 24.5% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.2% and 3.5%, respectively.

Reconciliation of Non-GAAP Metrics (cont'd)

	Three Months Ended		Years Ended
(in thousands)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Fee-Related Earnings
Adjusted EBITDA	$35,578	$80,627	$149,347	$179,131
Less:
Incentive fees	(7,203)	(94,234)	(75,167)	(173,853)
Depreciation expense	(364)	(400)	(1,540)	(1,688)
Other non-operating income	(620)	22	(708)	(78)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[1]	(716)	(867)	(4,699)	(1,496)
Plus:
Incentive fee-related compensation	4,938	48,508	52,869	97,081
Carried interest attributable to redeemable noncontrolling interest holder	—	—	—	8,059
Carried interest attributable to other noncontrolling interest holders, net	1,263	3,126	8,411	13,245
Fee-related earnings	$32,876	$36,782	$128,513	$120,401

1 Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions. Amounts were de minimis for periods prior to the Mosaic repurchase on July 2, 2021.

Source: GCM Grosvenor

Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Tom Johnson and Will Braun
H/Advisors Abernathy
tom.johnson@h-advisors.global / will.braun@h-advisors.global
212-371-5999